Magna Management Ltd. 2153-349 W Georgia St. Vancouver, BC V6B 3V3 Tel604 669-9000 Fax 604 899-8827

Execution version

MEMORANDUM OF UNDERSTANDING ("MOU")

Between:

Moen Excavating, LLC ("Moen Excavating")

And

Magna Management Ltd. and/or Nominee ("Magna")

That it is agreed that Moen Excavating shall provide certain services, as described herein, on the dumps located on that certain property in the area of Pony,Montana which consists of patented and unpatented mining claims owned by Marlene Moen,Gene Nellis, Hartmut Baitis and lnga Baitis (the "Property") in which Magna has acquired certain rights.

Magna will pay Moen Excavating the sum of $10,000 USD a month beginning upon execution of this MOU, to take/prepare samples from the dumps located on the Property, coordinate the sampling with laboratories for the testing of samples and conduct negotiations and discussions with Golden Sunlight-Barrick mill for processing of the dump material at the mill. Thereafter, all surface work that may be required on the Property and hauling of the dump material to the mill shall be provided by Moen Excavating pursuant to a separate agreement with Magna.

That this Memorandum of Understanding will be formalized at the option of the parties with their respective lawyers.

Signed:

Moen Excavating, LLC.

/s/ Roy Mathew Moen by: Roy Mathew Moen its Manager	May 4, 2012 Date Signed

And

/s/ Magna Management Ltd. Magna Management Ltd. and/or Associate	May 4, 2012 Date Signed

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